EXHIBIT 13

                    CERTIFICATE OF OWNERSHIP AND MERGER

                                  MERGING

                       OSCAR ACQUISITION CORPORATION
                         (a Delaware corporation)

                                   INTO

                      OACIS HEALTHCARE HOLDINGS CORP.
                         (a Delaware corporation)

                                dated as of

                              March 30, 1999


                        (Pursuant to Section 253 of
           the General Corporation Law of the State of Delaware)

                          -----------------------

      Oscar Acquisition Corporation (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify that:

      FIRST: Oacis Healthcare Holdings Corp. ("Oacis") was incorporated on April 18, 1994 under the name "HCS Holdings Corp." pursuant to the DGCL and is existing thereunder.

      SECOND: the Company was incorporated on February 17, 1999 pursuant to the DGCL and is existing thereunder.

      THIRD: the Company owns of record approximately 94.33% of the outstanding shares of common stock, par value $0.01 per share, of Oacis (the "Shares"). The Shares are the only stock of Oacis outstanding.

      FOURTH: Pursuant to the Agreement and Plan of Merger dated as of February 21, 1999, among Oacis, Science Applications International Corporation ("SAIC") and the Company (the "Merger Agreement"), the board of directors of the Company adopted, among others, the following resolutions by unanimous written consent as of March 29, 1999, providing for the merger (the "Merger") of the Company into Oacis, which resolutions have not been amended or rescinded and are in full force and effect:

      RESOLVED, that pursuant to Section 253 of the DGCL, Oscar Acquisition Corporation ("Oscar Acquisition") shall be merged with and into Oacis Healthcare Holdings Corp. ("Oacis") whereupon the separate existence of Oscar Acquisition shall cease, and Oacis shall be the surviving corporation (the "Surviving Corporation");

      RESOLVED, that the Merger is hereby approved pursuant to the provisions of Section 253 of the DGCL;

      RESOLVED, that the Merger shall become effective upon the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware (the "Effective Time");

      RESOLVED, that at the Effective Time (x) each share of common stock, $0.01 par value per share, of Oacis (the "Common Stock") held by Oacis as treasury stock or owned by Science Applications International Corporation, a Delaware Corporation ("SAIC"), or any subsidiary of SAIC shall be canceled, and no payment shall be made with respect thereto; (y) each share of common stock, par value $0.001, of Oscar Acquisition outstanding immediately prior to the Effective Time shall be converted into and become one fully-paid and non-assessable share of common stock, par value $0.001, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation, a certificate for which shares shall be issued to SAIC, as sole stockholder of Oscar Acquisition, upon surrender to ChaseMellon Shareholder Services, L.L.C. (or such other agent as the Secretary of this Corporation deems appropriate) of such stockholder's certificates formerly representing such shares of common stock of Oscar Acquisition; and (z) each share of Common Stock outstanding immediately prior to the Effective Time (other than shares for which appraisal rights have been perfected and except as otherwise provided in (x), above) shall be converted into the right to receive $4.45 in cash, without interest, upon surrender to ChaseMellon Shareholder Services, L.L.C. (or such other agent as the Secretary of this Corporation deems appropriate), which is hereby appointed paying agent for such purpose, of their certificates formerly representing ownership of Common Stock;

      RESOLVED, that from and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors of Oscar Acquisition at the Effective Time shall be the directors of the Surviving Corporation, and the officers of Oacis at the Effective Time shall be the officers of the Surviving Corporation;

      RESOLVED, that from and after the Effective Time, the name of the Surviving Corporation shall be "Oacis Healthcare Holdings Corp.";

      RESOLVED, that from and after the Effective Time, the bylaws of Oscar Acquisition in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law; and

      RESOLVED, that the officers of Oscar Acquisition be, and each of them hereby is, authorized and directed to take all actions and to execute and file all documents as such officers may deem appropriate to effectuate the foregoing resolutions and to carry out the purposes thereof, the taking of any such action and any execution and delivery of any such document conclusively to evidence the due authorization thereof by Oscar Acquisition.

      FIFTH: By written consent dated [February 20, 1999] pursuant to Section 228 of the DGCL, having waived notice pursuant to Section 229 thereof, the holder of all the outstanding capital stock of the Company approved the Merger.

      SIXTH: The Certificate of Incorporation of the Surviving Corporation is hereby amended and restated in its entirety to read as set forth in Annex A hereto.

      IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed in its corporate name by its duly authorized officer as of the day and year first above written.


                                   Oscar Acquisition Corporation


                                   By:  /s/ Kevin A. Werner
                                        ------------------------------
                                   Name:  Kevin A. Werner
                                   Title: Secretary



                                                                       ANNEX A

                           AMENDED AND RESTATED
                       CERTIFICATE OF INCORPORATION

                                    OF

                      Oacis Healthcare Holdings Corp.

                         Effective March 31, 1999

                    (Pursuant to Section 242 and 245 of
           the General Corporation Law of the State of Delaware)

                                 * * * * *

               Oacis Healthcare Holdings Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), originally incorporated under the name Oscar Acquisition Corporation on February 17, 1999, does hereby certify that:

               FIRST: The name of the corporation (hereinafter the "Corporation") is

                 OACIS HEALTHCARE HOLDINGS CORP.

               SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is:

       THE CORPORATION TRUST COMPANY
       Corporation Trust Center
       1209 Orange Street
       Wilmington, New Castle County, Delaware 19801

               THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

               FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Hundred (100) shares. The par value of each such share is $0.001. All such shares are of one class and are shares of Common Stock.

               SIXTH: The Corporation is to have perpetual existence.

               SEVENTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph
(7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

               EIGHTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which these indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

               NINTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH. In addition to the other powers expressly granted by statute, the Board of Directors shall have the power to adopt, repeal, alter, amend and rescind the Bylaws of the Corporation.

               IN WITNESS WHEREOF, the Company has caused this Amended and Restated Certificate of Incorporation to be executed in its corporate name by its duly authorized officer as of the day and year first above written.

                                   Oacis Healthcare Holdings Corp.



                                   By: /s/ Stephen Ghiglieri
                                       -----------------------------------
                                       Name:  Stephen Ghiglieri
                                       Title: Chief Financial Officer